UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2005

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-19793	84-11698358
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
303 East 17th Avenue, Suite 660
Denver, Colorado 80203
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 785-8080
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 2, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board of Directors”) of Metretek Technologies, Inc., a Delaware corporation (the “Company”), approved the payment of a cash bonus to W. Phillip Marcum, President and Chief Executive Officer of the Company, in the amount of $50,000.
     On December 5, 2005, the Board of Directors approved, pursuant to the prior recommendation and authorization by the Compensation Committee, of amendments to the severance provisions (the “Amendments”) of the Amended and Restated Employment Agreements (the “Employment Agreements”) of the Company with W. Phillip Marcum, the Chairman of the Board, President and Chief Executive Officer of the Company, and A. Bradley Gabbard, the Executive Vice President and Chief Financial Officer of the Company (the “Officers”). The Amendment to the Employment Agreement of each Officer provides that if the employment of the Officer is terminated for any reason, other than by the Company for “cause” (as defined in the Employment Agreement), including termination by death, by disability, by the Company without cause, by the Officer voluntarily, by the Officer with “good reason” (as defined in the Employment Agreement) within three years of a change in control of the Company, or due to the expiration of the employment term or any renewal period, then the Officer will be entitled to receive a severance package in the amount of three times, for Mr. Marcum, and two times, for Mr. Gabbard, the sum of his most recent base salary plus his average annual bonus over the three years before the date of termination. The severance package shall be paid pro rata over a six year period for Mr. Marcum and over a two year period for Mr. Gabbard. In addition, Mr. Gabbard’s non-competition covenant has been extended to two years to match his severance period.
     The Amendments to the Employment Agreements are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to, and should be read in conjunction with, such exhibits.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 5, 2005, between Metretek Technologies, Inc. and W. Phillip Marcum

10.2	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 5, 2005, between Metretek Technologies, Inc. and A. Bradley Gabbard

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ W. Phillip Marcum
W. Phillip Marcum
President and Chief Executive Officer

Dated: December 7, 2005

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